EXHIBIT 99.2

Quarterly Supplemental Information
September 30, 2013

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. When the Company sells properties, it restates historical income statements with the financial results of the sold assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue ("ALR")(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	September 30, 2013	December 31, 2012
Number of consolidated office properties (2)	77	74
Rentable square footage (in thousands) (2)	21,106	20,500
Percent leased (3)	86.7%	87.5%
Percent leased - stabilized portfolio (4)	89.5%	90.5%
Capitalization (in thousands):
Total debt - principal amount outstanding	$1,824,525	$1,416,525
Equity market capitalization	$2,799,660	$3,024,386
Total market capitalization	$4,624,185	$4,440,911
Total debt / Total market capitalization	39.5%	31.9%
Total debt / Total gross assets	32.5%	27.2%
Common stock data
High closing price during quarter	$18.84	$18.28
Low closing price during quarter	$16.94	$17.22
Closing price of common stock at period end	$17.36	$18.05
Weighted average fully diluted shares outstanding (in thousands) (5)	166,734	170,441
Shares of common stock issued and outstanding (in thousands)	161,271	167,556
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	122	116

(1)	The definition for Annualized Lease Revenue can be found on page 40.
(2)
As of September 30, 2013, our consolidated office portfolio consisted of 77 properties (exclusive of our equity interests in two properties owned through unconsolidated joint ventures). During the first quarter of 2013, we sold 1111 Durham Avenue, a 237,000 square foot office building located in South Plainfield, NJ, and acquired Arlington Gateway, a 334,000 square foot office building located in Arlington, VA and 5 & 15 Wayside Road, a 271,000 square foot office building complex located in Burlington, MA. During the second quarter of 2013, we sold 1200 Enclave Parkway, a 150,000 square foot office building located in Houston, TX. During the third quarter of 2013, we completed the buyout of our joint venture partners' interests in three properties which had previously been unconsolidated: 5301 Maryland Way in Brentwood, TN, 2020 West 89th Street in Leawood, KS, and 4685 Investment Drive in Troy, MI. For additional detail on asset transactions during 2013, please refer to page 37.

(3)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 38 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President	Chief Financial Officer, Executive	Chief Accounting Officer and
and Director	Vice President, and Treasurer	Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Capital Markets	Real Estate Operations and Assistant	Mid-Atlantic Region and
	Secretary	Head of Development

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of	Director, Vice Chairman of the	Chief Executive Officer, President
Directors and Chairman of	Board of Directors and Chairman	and Director
Governance Committee	of Compensation Committee

Raymond G. Milnes, Jr.	Jeffery L. Swope	Michael R. Buchanan
Director and Chairman of	Director and Chairman of	Director
Audit Committee	Capital Committee

Wesley E. Cantrell	William H. Keogler, Jr.	Donald S. Moss
Director	Director	Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 358010	1180 Peachtree Street, NE
Pittsburgh, PA 15252-8010	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of September 30, 2013

Financial Results (1)

Funds from operations (FFO) for the quarter ended September 30, 2013 was $65.0 million, or $0.39 per share (diluted), compared to $55.2 million, or $0.33 per share (diluted), for the same quarter in 2012. FFO for the nine months ended September 30, 2013 was $186.6 million, or $1.12 per share (diluted), compared to $175.5 million, or $1.03 per share (diluted), for the same period in 2012. The increase in FFO for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was principally related to the following factors: 1) increased operating income attributable to newly acquired properties, 2) litigation settlement insurance reimbursements amounting to $1.2 million received thus far in 2013 as compared to litigation settlement expense of $7.5 million recognized in 2012, and 3) net casualty gains related to insurance reimbursements received in 2013 for damage caused by Hurricane Sandy.

Core funds from operations (Core FFO) for the quarter ended September 30, 2013 was $61.1 million, or $0.37 per share (diluted), compared to $62.7 million, or $0.37 per share (diluted), for the same quarter in 2012. Core FFO for the nine months ended September 30, 2013 was $180.6 million, or $1.08 per share (diluted), compared to $183.1 million, or $1.07 per share (diluted), for the same period in 2012. Differences in Core FFO for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 were principally related to the deduction from FFO of the litigation settlement expense in 2012 and the insurance reimbursements in 2013 related to the litigation settlement and Hurricane Sandy expenses. These items were deducted from FFO in the calculation of Core FFO since they were items associated with specific events and are considered to be non-recurring in nature.

Adjusted funds from operations (AFFO) for the quarter ended September 30, 2013 was $34.0 million, or $0.21 per share (diluted), compared to $20.4 million, or $0.12 per share (diluted), for the same quarter in 2012. AFFO for the nine months ended September 30, 2013 was $104.2 million, or $0.63 per share (diluted), compared to $106.7 million, or $0.62 per share (diluted), for the same period in 2012. The increase in AFFO for the three months ended September 30, 2013 as compared to the same period in 2012 was primarily related to the items described above for changes in FFO and Core FFO, as well as decreased non-incremental capital expenditures in 2013; non-incremental capital expenditures were elevated in the third quarter of 2012 principally as a result of the recognition of costs associated with two significant lease transactions at Aon Center in Chicago, IL. The decrease in the dollar amount of AFFO for the nine months ended September 30, 2013 as compared to the same period in 2012 was primarily related to the items described above for changes in FFO and Core FFO; the increase in the AFFO per share results was attributable to Piedmont's share repurchase program.

Operations & Leasing

On October 29, 2012, Hurricane Sandy made landfall in the metropolitan New York City area. As previously disclosed, most of the Company's properties in the New York area were only minimally damaged from the high winds and rain. Substantially all repair work related to the storm is complete, except for some equipment replacement at 60 Broad Street, a majority of which is anticipated to be completed during the fourth quarter of 2013. Expenses incurred in relation to the damage caused by the storm, as well as insurance reimbursements, have been presented on Piedmont's income statement in a separate line entitled Net Casualty (Loss) / Recoveries. Due to the non-recurring nature of Hurricane Sandy-related expenses and insurance reimbursements, such items are excluded from the calculation of Core FFO and AFFO.

On a square footage leased basis, our total office portfolio was 86.7% leased as of September 30, 2013, as compared to 87.0% a year earlier. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.3 years(2) as of September 30, 2013 as compared to 6.9 years at December 31, 2012.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 40 for definitions of non-GAAP financial measures. See pages 14 and 42 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2013) is weighted based on Annualized Lease Revenue, as defined on page 40.

During the three months ended September 30, 2013, the Company completed 1,517,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 1,029,000 square feet and new tenant leases for 488,000 square feet. During the first nine months of 2013, we completed 2,726,000 square feet of leasing for our consolidated office properties and 2,742,000 square feet of leasing inclusive of activity associated with our unconsolidated joint venture assets. The average committed capital cost for all leases signed during the nine months ended September 30, 2013 at our consolidated office properties was $3.47 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the nine months ended September 30, 2013 was $2.38 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.66 (see page 33).

During the three months ended September 30, 2013, we executed ten long-term leases greater than 20,000 square feet at our consolidated office properties. Please see information on those leases listed below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Independence Blue Cross	1901 Market Street	Philadelphia, PA	800,695	2033	Renewal
Epsilon Data Management	6021 Connection Drive	Irving, TX	221,898	2026	New
Continental Automotive Systems	4685 Investment Drive	Troy, MI	77,054	2023	Renewal
Qwest Communications (also known as CenturyLink)	4250 North Fairfax Drive	Arlington, VA	62,941	2021	Renewal / Contraction
Union Bank	800 North Brand Boulevard	Glendale, CA	51,706	2024	New
Neovia Logistics	Las Colinas Corporate Center II	Irving, TX	45,583	2023	New
The Travelers Indemnity Company	1441 West Long Lake Road	Troy, MI	28,077	2019	Renewal / Contraction
Nokia	Las Colinas Corporate Center II	Irving, TX	27,300	2021	New
Academy Mortgage Corporation	Glenridge Highlands II	Atlanta, GA	21,846	2017	Renewal / Expansion
Branch Banking and Trust Company	3750 Brookside Parkway	Alpharetta, GA	21,508	2019	New

In July, Piedmont signed a lease restructuring amendment with Independence Blue Cross for approximately 801,000 square feet of space at 1901 Market Street in Philadelphia, PA. The lease amendment: a) restructured the rental payment schedule to remove the irregular, "sawtooth" structure of payments, b) immediately increased the rent to market-competitive levels, as well as added annual rental rate escalations, c) extended the term of the lease through 2033, and d) increased the square footage leased. In return for the benefits described above, the tenant will be provided with an improvement allowance, which it intends to use to make improvements to the building, including improvements to the lobby, building systems and facade, as well as to renovate its office space. Under the structure of the lease, the tenant is responsible for maintaining the physical structure and mechanical systems of the building at institutional ownership standards.

In August, Piedmont completed a meaningful, multi-party leasing transaction in the Dallas market. The Company leased the entire 6021 Connection Drive property, consisting of approximately 222,000 square feet, to Epsilon Data Management. The full-building lease reflects a headquarters relocation for Epsilon to Piedmont's Las Colinas property. Epsilon also occupies approximately 28,000 square feet in an adjacent Piedmont property. In order to accommodate Epsilon's expansion and headquarters relocation, Piedmont negotiated a relocation and contraction of long-time tenant, Nokia. Nokia will move its Dallas operations to Piedmont's Las Colinas Corporate Center II. As part of the transaction, Piedmont negotiated the purchase from Nokia of a land parcel adjacent to its Connection Drive properties (please see additional information below). The Dallas market is now 98.3% leased as of September 30, 2013, as compared to 93.7% leased as of June 30, 2013 (see page 47).

As of September 30, 2013, there was one tenant whose lease was in holdover and there were two tenants whose leases were scheduled to expire during the eighteen month period following the end of the third quarter of 2013, each of which contributed greater than 1% in net Annualized Lease Revenue (ALR) expiring over the next eighteen months. Information regarding the leasing status of the spaces associated with those tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration (1)	Current Leasing Status
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.8%	Holdover	National Park Service is in holdover status. The Company is in discussions with the National Park Service for a lease renewal.
United States of America (Defense Intelligence Agency)	3100 Clarendon Boulevard	Arlington, VA	221,084	1.7%	Q4 2013
In December 2012, the Defense Intelligence Agency exercised a termination option pursuant to its lease. The lease will now expire December 31, 2013. The Company is actively marketing the space for lease.

BP	Aon Center	Chicago, IL	67,117	1.4% (2)	Q4 2013
Approximately 96% of the square footage leased by BP has been leased on a long-term basis to: Aon Corporation, Thoughtworks, Integrys Energy Group, and Federal Home Loan Bank. Three of these future tenants are current subtenants. The remaining 67,000 square feet of available space is actively being marketed for lease.

Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
GE Capital	500 West Monroe Street	Chicago, IL	79,162	Vacant	Q4 2013 - Q4 2014	Expansion
Aon Corporation	Aon Center	Chicago, IL	428,108	Not Vacant	Q4 2013	New
Federal Home Loan Bank of Chicago	Aon Center	Chicago, IL	95,105	Not Vacant	Q4 2013	New
Thoughtworks, Inc.	Aon Center	Chicago, IL	52,529	Not Vacant	Q4 2013	New
TMW Systems, Inc.	Eastpoint I	Mayfield Heights, OH	57,911	Vacant	Q1 2014	New
Union Bank	800 North Brand Boulevard	Glendale, CA	51,706	Vacant	Q1 2014	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	167,321	Not Vacant	Q2 2014	New
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	Not Vacant	Q2 2014	New
Epsilon Data Management	6021 Connection Drive	Irving, TX	221,898	Not Vacant	Q3 2014	New
Catamaran, Inc.	Windy Point II	Schaumburg, IL	50,686	Vacant	Q2 2015	New

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.
(2)
The Net Percentage of Annualized Lease Revenue Expiring for the BP lease includes the rent roll downs associated with the replacement leases, which total approximately 96% of the square footage currently leased by BP.

Occupancy versus NOI Analysis

Piedmont has been in a period of high lease rollover since 2010. This rollover has resulted in a decrease in leased percentage, some rental rate rolldowns, and an even larger decrease in economic leased percentage due to the rental abatement concessions provided under many of the newly negotiated leases. In turn, these abatements and lower rental rates have resulted in a lower Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. As of September 30, 2013, our overall leased percentage was 86.7% and our economic leased percentage was 78.6%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 462,000 square feet of leases as of September 30, 2013, or 2.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.5 million square feet of leases as of September 30, 2013, or a 5.9% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors to this factor.

As the executed but not commenced leases begin and the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Those rental abatements typically occur at the beginning of a new lease's term. Since 2010, Piedmont has signed approximately 11.6 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases greater than 50,000 square feet that are currently under some form of rent abatement.

Tenant	Property	Property Location	Square Feet Leased	Abatement Structure	Abatement Expiration
Catamaran, Inc.	Windy Point II	Schaumburg, IL	250,000	Gross Rent	Q4 2013
Brother International Corporation	200 Bridgewater Crossing	Bridgewater, NJ	101,724	Base Rent	Q4 2013
Continental Automotive Systems	4685 Investment Drive	Troy, MI	77,054	Base Rent	Q4 2013
United HealthCare	Aon Center	Chicago, IL	55,059	Gross Rent	Q4 2013
Guidance Software	1055 East Colorado Boulevard	Pasadena, CA	86,790	Base Rent	Q1 2014
GE Capital	500 West Monroe Street	Chicago, IL	291,935	Gross Rent	Q2 2014
General Electric Company	500 West Monroe Street	Chicago, IL	53,972	Gross Rent	Q2 2014
DDB Needham Chicago	Aon Center	Chicago, IL	187,000	Base Rent ($4.00 PSF)	Q2 2015

Financing and Capital Activity

As of September 30, 2013, our ratio of debt to total gross assets was 32.5%, our ratio of debt to gross real estate assets was 37.2%, and our ratio of debt to total market capitalization was 39.5%. These debt ratios are based on total principal amount outstanding for our various loans at September 30, 2013.
On September 30, 2013, Piedmont entered into a binding agreement to sell 350 Spectrum Loop, a 156,000 square foot, 100% leased property located in Colorado Springs, CO. The sale will allow Piedmont to exit a non-strategic property and the last wholly-owned property in a non-core office market, furthering one of the Company's strategic objectives of narrowing the markets within which it operates. The property has been reclassified from real estate assets held-for-sale to real estate assets held-for-use; the operating income for the asset is presented in discontinued operations. Piedmont will record a gain on the sale of the asset during the fourth quarter of 2013.
On August 1, 2013, Piedmont completed the purchase of approximately 10.6 acres of land adjacent to its Connection Drive assets in the Las Colinas submarket of Dallas, TX. Commonly referred to as Royal Lane Land, the site is well located near the intersection of Highways 114 and 161. The land is zoned for office development and will allow the Company to either accommodate the future expansion needs of its existing tenants or provide additional parking for a future tenant desiring a denser space usage at one of Piedmont's Connection Drive properties.
On August 12, 2013, Piedmont completed the buyout of its joint venture partners' equity interests in three properties: 5301 Maryland Way located in Brentwood, TN, 4685 Investment Drive located in Troy, MI, and 2020 West 89th Street located in Leawood, KS. The buildings are comprised of approximately 347,000 square feet. The total additional equity investment amounted to $14.7 million, reflecting an incremental property basis of approximately $94 per square foot. The properties are now wholly owned by Piedmont and the results of operations for the properties are now presented on the same basis as Piedmont's other wholly-owned properties. The Company recorded a $0.9 million loss on consolidation attributable to the transaction; the amount of the loss reflected the difference in the fair value of the assets at the time of the buyout and the previously recorded book value of the investments in the unconsolidated joint ventures. The incremental investments in the properties will provide Piedmont with control over leasing and disposition decisions, which the Company believes will provide investors increased value through the ultimate sale of the assets.

During the third quarter of 2013, the Company repurchased approximately 5.4 million shares of common stock under its share repurchase program. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 11.9 million shares at an average price of $17.16 per share, or approximately $204.0 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $96 million under the stock repurchase plan.

In 2014, three of the Company's secured debt instruments totaling $575 million will mature. During the fourth quarter of 2012, considering the historically low interest rate environment and its plans to issue unsecured bonds to replace maturing debt, Piedmont entered into a forward starting swap hedging program to partially protect the Company against rising interest rates and to lock a portion of the interest rate of the future bond issuance. Specifically, under this hedging program and through the hedge instruments, the Company will be effectively locking the treasury component of the all-in interest rate for a future ten-year tenored unsecured bond offering. As of the end of the third quarter of 2013, the Company had entered into four forward starting swaps with a blended rate of 2.19% and a notional amount of $280 million. At current swap spread levels, the Company effectively locked the treasury component for a possible 2014 bond issuance at approximately 2.04%. The Company may enter into additional forward starting swaps in advance of $575 million of secured debt maturing in early 2014.

On July 31, 2013, the Board of Directors of Piedmont declared dividends for the third quarter of 2013 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on August 30, 2013. The dividends were paid on September 20, 2013. The Company's dividend payout percentage for the nine months ended September 30, 2013 was 55.3% of Core FFO and 95.9% of AFFO.

Subsequent Events

On October 9, 2013, Piedmont signed an approximate 401,000 square foot lease renewal with Nestle at 800 North Brand Boulevard in Glendale, CA. The 64-month lease renewal will expire in 2021 and will reduce 2015's 6.7% lease expiration percentage by approximately 2.0% to approximately 4.7%.

On October 30, 2013, the Board of Directors of Piedmont declared dividends for the fourth quarter of 2013 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on November 29, 2013. The dividends are to be paid on December 20, 2013.

On October 30, 2013, the Board of Directors of Piedmont approved the amendment and restatement of Piedmont's stock repurchase program to authorize up to $150 million in total additional share repurchases over the next two years. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and any other factors that management deems relevant.

Guidance for 2013

The Company is adjusting its financial guidance for calendar year 2013 by increasing and narrowing the guidance range. This guidance is based upon management's expectations at this time. The revised financial guidance is as follows:

	Low	High
Core Funds from Operations	$240 million	$243 million
Core Funds from Operations per diluted share	$1.45	$1.47

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 40 and reconciliations are provided beginning on page 42.

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Selected Operating Data
Percent leased (1)	86.7%	86.4%	86.0%	87.5%	87.0%
Percent leased - stabilized portfolio (1) (2)	89.5%	89.3%	88.9%	90.5%	90.1%
Rental income	$116,810	$109,489	$107,556	$105,692	$104,948
Total revenues	$145,118	$134,191	$133,748	$132,832	$132,600
Total operating expenses	$109,271	$101,055	$95,704	$98,726	$99,077
Real estate operating income	$35,847	$33,136	$38,044	$34,106	$33,523
Core EBITDA	$80,556	$76,256	$78,039	$76,472	$79,168
Core FFO	$61,124	$57,919	$61,564	$60,068	$62,721
Core FFO per share - diluted	$0.37	$0.35	$0.37	$0.36	$0.37
AFFO	$34,029	$33,621	$36,589	$31,275	$20,351
AFFO per share - diluted	$0.21	$0.20	$0.22	$0.19	$0.12
Gross dividends	$32,880	$33,540	$33,511	$33,549	$33,675
Dividends per share	$0.200	$0.200	$0.200	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$3,872,952	$3,821,727	$3,850,989	$3,612,732	$3,612,550
Total gross real estate assets	$4,905,913	$4,823,983	$4,822,454	$4,564,629	$4,550,182
Total assets	$4,576,553	$4,523,302	$4,538,661	$4,254,875	$4,285,831
Net debt (3)	$1,808,168	$1,699,633	$1,681,267	$1,403,234	$1,392,261
Total liabilities	$2,055,870	$1,893,342	$1,916,041	$1,614,380	$1,620,551
Ratios
Core EBITDA margin (4)	55.3%	56.4%	57.6%	56.2%	58.5%
Fixed charge coverage ratio (5)	4.2 x	4.2 x	4.8 x	4.7 x	4.9 x
Net debt to Core EBITDA (6)	5.6 x	5.6 x	5.2 x	4.6 x	4.4 x

(1)	Please refer to page 26 for additional leased percentage information.
(2)	Please refer to page 38 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.
(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt is primarily attributable to two property acquisitions completed during the first quarter of 2013, as well as capital expenditures and stock repurchases, all of which were largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented. The fixed charge coverage ratios for the second quarter and the third quarter of 2013 are lower than our historical performance on this measure primarily as a result of increased interest expense related to two debt-funded property acquisitions completed during the first quarter of 2013 and the expiration of the Office of the Comptroller of the Currency lease during the first quarter of 2013 at One Independence Square in Washington, D.C.

(6)
Core EBITDA is annualized for the purposes of this calculation. The net debt to Core EBITDA ratios for the second quarter and the third quarter of 2013 are higher than our historic performance on this measure primarily as a result of increased net debt attributable to two property acquisitions and the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C., both of which occurred during the first quarter of 2013. Had the lease with the Office of the Comptroller of the Currency not expired, the net debt to Core EBITDA ratios would have been 5.3 x for both periods. During the first quarter of 2013, we acquired two properties in the last month of the quarter; the borrowings to complete the acquisitions are reflected in the numerator and full quarter contributions to Core EBITDA by the properties acquired have been included on a pro forma basis in the denominator as if the properties had been owned as of the beginning of the quarter. If the actual, partial-quarter Core EBITDA contributions by the properties acquired were to be reflected, the net debt to Core EBITDA ratio would be 5.4 x.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Assets:
Real estate, at cost:
Land assets	$675,281	$664,283	$667,753	$627,351	$625,626
Buildings and improvements	4,005,385	3,978,753	3,961,516	3,768,967	3,737,778
Buildings and improvements, accumulated depreciation	(955,480)	(926,572)	(897,678)	(877,644)	(851,820)
Intangible lease asset	137,614	135,748	138,085	122,684	138,716
Intangible lease asset, accumulated amortization	(70,744)	(69,089)	(67,333)	(67,940)	(79,640)
Construction in progress	61,162	19,942	29,843	20,373	22,808
Real estate assets held for sale, gross	26,471	25,257	25,257	25,254	25,254
Real estate assets held for sale, accumulated depreciation & amortization	(6,737)	(6,595)	(6,454)	(6,313)	(6,172)
Total real estate assets	3,872,952	3,821,727	3,850,989	3,612,732	3,612,550
Investment in unconsolidated joint ventures	18,668	37,631	37,835	37,226	37,369
Cash and cash equivalents	15,972	10,500	17,575	12,957	20,763
Tenant receivables, net of allowance for doubtful accounts	31,006	28,618	29,237	25,038	24,768
Straight line rent receivable	135,487	129,625	126,215	121,506	115,603
Notes receivable	—	—	—	—	19,000
Due from unconsolidated joint ventures	—	472	458	463	533
Escrow deposits and restricted cash	385	392	683	334	23,001
Prepaid expenses and other assets	17,610	17,404	12,724	13,022	13,552
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	19,192	19,600	1,712	1,075	—
Deferred financing costs, less accumulated amortization	7,990	8,624	5,908	6,454	7,022
Deferred lease costs, less accumulated amortization	275,234	266,683	273,330	243,178	230,729
Other assets held for sale	1,960	1,929	1,898	793	844
Total assets	$4,576,553	$4,523,302	$4,538,661	$4,254,875	$4,285,831
Liabilities:
Unsecured debt	$835,650	$721,621	$712,000	$429,000	$448,500
Secured debt	987,525	987,525	987,525	987,525	987,525
Accounts payable, accrued expenses, and accrued capital expenditures	159,675	118,076	139,273	127,263	109,125
Deferred income	26,575	18,693	23,585	21,552	24,110
Intangible lease liabilities, less accumulated amortization	41,435	43,410	45,215	40,805	42,375
Interest rate swaps	5,010	4,017	8,443	8,235	8,916
Total liabilities	2,055,870	1,893,342	1,916,041	1,614,380	1,620,551
Stockholders' equity:
Common stock	1,613	1,667	1,676	1,676	1,680
Additional paid in capital	3,668,424	3,667,973	3,667,614	3,667,051	3,665,870
Cumulative distributions in excess of earnings	(1,165,794)	(1,057,534)	(1,041,552)	(1,022,681)	(994,967)
Other comprehensive loss	14,827	16,245	(6,731)	(7,160)	(8,916)
Piedmont stockholders' equity	2,519,070	2,628,351	2,621,007	2,638,886	2,663,667
Non-controlling interest	1,613	1,609	1,613	1,609	1,613
Total stockholders' equity	2,520,683	2,629,960	2,622,620	2,640,495	2,665,280
Total liabilities, redeemable common stock and stockholders' equity	$4,576,553	$4,523,302	$4,538,661	$4,254,875	$4,285,831
Common stock outstanding at end of period	161,271	166,681	167,555	167,556	168,044

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Revenues:
Rental income	$116,810	$109,489	$107,556	$105,692	$104,948
Tenant reimbursements	27,418	24,189	25,561	26,541	27,132
Property management fee revenue	890	513	631	599	520
	145,118	134,191	133,748	132,832	132,600
Expenses:
Property operating costs	58,767	52,859	52,794	54,122	50,483
Depreciation	30,785	30,624	29,279	28,963	27,921
Amortization	13,878	11,284	9,082	10,505	15,165
General and administrative	5,841	6,288	4,549	5,136	5,508
	109,271	101,055	95,704	98,726	99,077
Real estate operating income	35,847	33,136	38,044	34,106	33,523
Other income / (expense):
Interest expense	(19,331)	(18,228)	(16,373)	(16,296)	(16,247)
Interest and other income / (expense)	(611)	(72)	(1,277)	68	383
Litigation settlement recovery / (expense) (1)	—	1,250	—	—	(7,500)
Net casualty recoveries / (loss) (2)	3,919	2,303	(161)	(5,170)	—
Equity in income of unconsolidated joint ventures	46	163	395	185	323
Gain / (loss) on consolidation	(898)	—	—	—	—
	(16,875)	(14,584)	(17,416)	(21,213)	(23,041)
Income from continuing operations	18,972	18,552	20,628	12,893	10,482
Discontinued operations:
Operating income, excluding impairment loss	128	552	429	1,555	607
Impairment loss	—	—	(6,402)	—	—
Gain / (loss) on sale of properties	—	16,258	—	(6)	(254)
Income / (loss) from discontinued operations (3)	128	16,810	(5,973)	1,549	353
Net income	19,100	35,362	14,655	14,442	10,835
Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)
Net income attributable to Piedmont	$19,096	$35,358	$14,651	$14,438	$10,831
Weighted average common shares outstanding - diluted	164,796	167,714	167,810	167,951	168,929
Net income per share available to common stockholders - diluted	$0.12	$0.21	$0.09	$0.09	$0.06

(1)	Costs incurred to settle two class action lawsuits filed in 2007 net of insurance recoveries received. The settlements were granted final approval by the court in April 2013.
(2)	Expenses related to damage caused by Hurricane Sandy net of insurance recoveries received.
(3)
Reflects operating results for 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; and 350 Spectrum Loop in Colorado Springs, CO, which is anticipated to be sold in November 2013.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2013	9/30/2012	Change ($)	Change (%)	9/30/2013	9/30/2012	Change ($)	Change (%)
Revenues:
Rental income	$116,810	$104,948	$11,862	11.3%	$333,855	$312,007	$21,848	7.0%
Tenant reimbursements	27,418	27,132	286	1.1%	77,168	80,290	(3,122)	(3.9)%
Property management fee revenue	890	520	370	71.2%	2,034	1,720	314	18.3%
	145,118	132,600	12,518	9.4%	413,057	394,017	19,040	4.8%
Expenses:
Property operating costs	58,767	50,483	(8,284)	(16.4)%	164,420	154,568	(9,852)	(6.4)%
Depreciation	30,785	27,921	(2,864)	(10.3)%	90,688	81,721	(8,967)	(11.0)%
Amortization	13,878	15,165	1,287	8.5%	34,244	39,095	4,851	12.4%
General and administrative	5,841	5,508	(333)	(6.0)%	16,678	15,629	(1,049)	(6.7)%
	109,271	99,077	(10,194)	(10.3)%	306,030	291,013	(15,017)	(5.2)%
Real estate operating income	35,847	33,523	2,324	6.9%	107,027	103,004	4,023	3.9%
Other income / (expense):
Interest expense	(19,331)	(16,247)	(3,084)	(19.0)%	(53,932)	(48,727)	(5,205)	(10.7)%
Interest and other income / (expense)	(611)	383	(994)	(259.5)%	(1,960)	765	(2,725)	(356.2)%
Litigation settlement recovery / (expense) (1)	—	(7,500)	7,500	100.0%	1,250	(7,500)	8,750	116.7%
Net casualty recoveries / (loss) (2)	3,919	—	3,919	—%	6,061	—	6,061	—%
Equity in income of unconsolidated joint ventures	46	323	(277)	(85.8)%	604	739	(135)	(18.3)%
Gain / (loss) on consolidation	(898)	—	(898)	—%	(898)	—	(898)	—%
	(16,875)	(23,041)	6,166	26.8%	(48,875)	(54,723)	5,848	10.7%
Income from continuing operations	18,972	10,482	8,490	81.0%	58,152	48,281	9,871	20.4%
Discontinued operations:
Operating income, excluding impairment loss	128	607	(479)	(78.9)%	1,109	2,914	(1,805)	(61.9)%
Impairment loss	—	—	—	—%	(6,402)	—	(6,402)	—%
Gain / (loss) on sale of properties	—	(254)	254	100.0%	16,258	27,583	(11,325)	(41.1)%
Income / (loss) from discontinued operations (3)	128	353	(225)	(63.7)%	10,965	30,497	(19,532)	(64.0)%
Net income	19,100	10,835	8,265	76.3%	69,117	78,778	(9,661)	(12.3)%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(12)	(12)	—	—%
Net income attributable to Piedmont	$19,096	$10,831	$8,265	76.3%	$69,105	$78,766	$(9,661)	(12.3)%
Weighted average common shares outstanding - diluted	164,796	168,929			166,734	171,295
Net income per share available to common stockholders - diluted	$0.12	$0.06			$0.41	$0.46

(1)	Costs incurred to settle two class action lawsuits filed in 2007 net of insurance recoveries received. The settlements were granted final approval by the court in April 2013.
(2)	Expenses related to damage caused by Hurricane Sandy net of insurance recoveries received.
(3)
Reflects operating results for Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; and 350 Spectrum Loop in Colorado Springs, CO, which is anticipated to be sold in November 2013.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012	9/30/2013	9/30/2012

Net income attributable to Piedmont	$19,096	$10,831	$69,105	$78,766
Depreciation (1) (2)	31,050	28,763	91,905	84,605
Amortization (1)	13,939	15,366	34,509	39,744
Impairment loss (1)	—	—	6,402	—
Loss / (gain) on sale of properties (1)	—	254	(16,258)	(27,583)
Loss / (gain) on consolidation	898	—	898	—
Funds from operations	64,983	55,214	186,561	175,532
Adjustments:
Acquisition costs	60	7	1,374	88
Litigation settlement expense / (recovery)	—	7,500	(1,250)	7,500
Net casualty loss / (recoveries) (1)	(3,919)	—	(6,078)	—
Core funds from operations	61,124	62,721	180,607	183,120
Adjustments:
Deferred financing cost amortization	674	663	1,911	2,056
Amortization of discount on senior notes and swap settlements	13	—	20	—
Depreciation of non real estate assets	97	196	300	397
Straight-line effects of lease revenue (1)	(5,076)	(4,193)	(14,655)	(11,236)
Stock-based and other non-cash compensation expense	719	869	1,489	1,492
Amortization of lease-related intangibles (1)	(1,757)	(1,315)	(4,067)	(4,631)
Acquisition costs	(60)	(7)	(1,374)	(88)
Non-incremental capital expenditures (3)	(21,705)	(38,583)	(59,992)	(64,430)
Adjusted funds from operations	$34,029	$20,351	$104,239	$106,680

Weighted average common shares outstanding - diluted	164,796	168,929	166,734	171,295

Funds from operations per share (diluted)	$0.39	$0.33	$1.12	$1.03
Core funds from operations per share (diluted)	$0.37	$0.37	$1.08	$1.07
Adjusted funds from operations per share (diluted)	$0.21	$0.12	$0.63	$0.62

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 40.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended			Nine Months Ended
	9/30/2013		9/30/2012	9/30/2013		9/30/2012
Net income attributable to Piedmont	$19,096		$10,831	$69,105		$78,766
Net income attributable to noncontrolling interest	4		4	12		12
Interest expense (1)	19,331		16,247	53,932		48,727
Depreciation (1)	31,147		28,959	92,204		85,002
Amortization (1)	13,939		15,366	34,509		39,744
Acquisition costs	60		7	1,374		88
Impairment loss (1)	—		—	6,402		—
Litigation settlement expense / (recovery)	—		7,500	(1,250)		7,500
Net casualty loss / (recoveries) (1)	(3,919)		—	(6,078)		—
Loss / (gain) on sale of properties (1)	—		254	(16,258)		(27,583)
Loss / (gain) on consolidation	898		—	898		—
Core EBITDA	80,556		79,168	234,850		232,256
General & administrative expenses (1)	5,921		5,576	16,940		15,761
Management fee revenue	(890)		(520)	(2,034)		(1,720)
Interest and other income (1)	550		(390)	561		(873)
Straight-line effects of lease revenue (1)	(5,076)		(4,193)	(14,655)		(11,236)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,757)		(1,315)	(4,067)		(4,631)
Property net operating income - cash basis	79,304		78,326	231,595		229,557
Net operating income from:
Acquisitions (2)	(6,155)		7	(10,672)		7
Dispositions (3)	2		(319)	(49)		(2,487)
Unconsolidated joint ventures	(376)		(735)	(1,717)		(1,923)
Same store net operating income - cash basis	$72,775		$77,279	$219,157		$225,154
Change period over period	(5.8)%	(4)	N/A	(2.7)%	(4)	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Nine Months Ended
	9/30/2013		9/30/2012		9/30/2013		9/30/2012
	$	%	$	%	$	%	$	%
Washington, D.C. (5)	$15,480	21.3	$20,231	26.2	49,972	22.8	57,288	25.4
New York (6)	11,491	15.8	10,921	14.1	35,936	16.4	33,859	15.0
Chicago (7) (8)	9,673	13.3	13,180	17.1	27,342	12.5	36,495	16.2
Minneapolis	5,548	7.6	5,439	7.0	16,421	7.5	15,710	7.0
Boston (9)	4,880	6.7	4,439	5.7	14,509	6.6	12,394	5.5
Dallas (10)	6,199	8.5	3,379	4.4	13,842	6.3	10,710	4.8
Los Angeles (11)	3,151	4.3	3,776	4.9	9,772	4.5	10,234	4.6
Other (12)	16,353	22.5	15,914	20.6	51,363	23.4	48,464	21.5
Total	$72,775	100.0	$77,279	100.0	219,157	100.0	225,154	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of Gavitello Land in Atlanta, GA, purchased on June 28, 2012; Glenridge Highlands III Land in Atlanta, GA, purchased on October 15, 2012; Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; and 5301 Maryland Way in Brentwood, TN, 4685 Investment Drive in Troy, MI, and 2020 West 89th Street in Leawood, KS, the remaining equity interests in which were purchased on August 12, 2013.

(3)
Dispositions consist of Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; and 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013.

(4)
The primary reasons for the negative Same Store Net Operating Income performance for the three months and the nine months ended September 30, 2013 were: A) the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C. on March 1, 2013, and B) successful property tax appeals amounting to a one-time favorable adjustment to operating expenses during the third quarter of 2012 of $2.7 million. Had these two events not occurred, the growth in Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 would have been 3.5% and 2.4%, respectively.

(5)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily attributable to the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C., offset partially by increased rental revenue as a result of the expirations of the rental abatement periods for several leases at Piedmont Pointe I & II in Bethesda, MD.

(6)
The increase in New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to the commencement of rental payments under several new leases at 200 & 400 Bridgewater Crossing in Bridgewater, NJ. The increase in New York Same Store Net Operating Income for the nine months ended September 30, 2013 was also related to one-time expense recovery adjustments at 60 Broad Street in New York, NY which are not expected to recur.

(7)
The decrease in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to gross rental abatements associated with several new leases, most notably that of GE Capital at 500 West Monroe Street in Chicago, IL, and Catamaran at Windy Point II in Schaumburg, IL.

(8)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As the gross rent abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(9)
The increase in Boston Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to the expiration of the rental abatement period for the State Street Bank lease at 1200 Crown Colony Drive in Quincy, MA.

(10)
The increase in Dallas Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to termination income from Nokia at 6021 Connection Drive in Irving, TX. The entire building has been re-leased to Epsilon Data Management; please see additional details in the Financial Highlights section.

(11)
The decrease in Los Angeles Same Store Net Operating Income for the three months ended September 30, 2013 as compared to the same period in 2012 was primarily related to the expiration of a lease and the abatement of rent under the replacement lease at 1901 Main Street in Irvine, CA.

(12)
The increase in Other Same Store Net Operating Income for the three months ended September 30, 2013 as compared to the same period in 2012 was primarily related to the expiration of the rental abatement period associated with the new lease with US Foods at River Corporate Center in Tempe, AZ, and increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA. The increase in Other Same Store Net Operating Income for the nine months ended September 30, 2013 as compared to the same period in 2012 was primarily related to the expirations of rental abatement periods associated with new leases with US Foods at River Corporate Center in Tempe, AZ, Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ and Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended			Nine Months Ended
	9/30/2013		9/30/2012	9/30/2013		9/30/2012
Net income attributable to Piedmont	$19,096		$10,831	$69,105		$78,766
Net income attributable to noncontrolling interest	4		4	12		12
Interest expense (1)	19,331		16,247	53,932		48,727
Depreciation (1)	31,147		28,959	92,204		85,002
Amortization (1)	13,939		15,366	34,509		39,744
Acquisition costs	60		7	1,374		88
Impairment loss (1)	—		—	6,402		—
Litigation settlement expense / (recovery)	—		7,500	(1,250)		7,500
Net casualty loss / (recoveries) (1)	(3,919)		—	(6,078)		—
Loss / (gain) on sale of properties (1)	—		254	(16,258)		(27,583)
Loss / (gain) on consolidation	898		—	898		—
Core EBITDA	80,556		79,168	234,850		232,256
General & administrative expenses (1)	5,921		5,576	16,940		15,761
Management fee revenue	(890)		(520)	(2,034)		(1,720)
Interest and other income (1)	550		(390)	561		(873)
Property net operating income - accrual basis	86,137		83,834	250,317		245,424
Net operating income from:
Acquisitions (2)	(7,056)		7	(12,006)		7
Dispositions (3)	2		(900)	(647)		(3,966)
Unconsolidated joint ventures	(385)		(701)	(1,818)		(1,827)
Same store net operating income - accrual basis	$78,698		$82,240	$235,846		$239,638
Change period over period	(4.3)%	(4)	N/A	(1.6)%	(4)	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Nine Months Ended
	9/30/2013		9/30/2012		9/30/2013		9/30/2012
	$	%	$	%	$	%	$	%
Washington, D.C. (5)	$15,288	19.4	$21,126	25.7	$50,193	21.3	$60,789	25.4
New York (6)	12,412	15.8	11,337	13.8	38,555	16.3	35,655	14.9
Chicago (7) (8)	12,351	15.7	13,455	16.4	37,020	15.7	36,114	15.1
Minneapolis	5,882	7.5	5,640	6.9	17,452	7.4	16,529	6.9
Boston	4,883	6.2	5,224	6.3	14,790	6.3	14,804	6.2
Dallas (9)	5,979	7.6	3,854	4.7	13,639	5.8	11,663	4.8
Los Angeles	3,206	4.1	3,394	4.1	9,684	4.1	9,879	4.1
Other (10)	18,697	23.7	18,210	22.1	54,513	23.1	54,205	22.6
Total	$78,698	100.0	$82,240	100.0	$235,846	100.0	$239,638	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of Gavitello Land in Atlanta, GA, purchased on June 28, 2012; Glenridge Highlands III Land in Atlanta, GA, purchased on October 15, 2012; Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; and 5301 Maryland Way in Brentwood, TN, 4685 Investment Drive in Troy, MI, and 2020 West 89th Street in Leawood, KS, the remaining equity interests in which were purchased on August 12, 2013.

(3)
Dispositions consist of Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; and 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013.

(4)
The primary reasons for the negative Same Store Net Operating Income performance for the three months and the nine months ended September 30, 2013 were: A) the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C. on March 1, 2013, and B) successful property tax appeals amounting to a one-time favorable adjustment to operating expenses during the third quarter of 2012 of $2.7 million. Had these two events not occurred, the growth in Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 would have been 4.4% and 3.1%, respectively.

(5)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily attributable to the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C.

(6)
The increase in New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to the commencement of several new leases at 200 Bridgewater Crossing in Bridgewater, NJ. The increase in New York Same Store Net Operating Income for the nine months ended September 30, 2013 was also related to one-time expense recovery adjustments at 60 Broad Street in New York, NY which are not expected to recur.

(7)
The decrease in Chicago Same Store Net Operating Income for the three months ended September 30, 2013 as compared to the same period in 2012 was primarily related to lower property taxes in the third quarter of 2012 at Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL, attributable to a one-time recognition of successful property tax appeals amounting to approximately $1.5 million.

(8)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As operating expense recovery abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(9)
The increase in Dallas Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to termination income from Nokia at 6021 Connection Drive in Irving, TX. The entire building has been re-leased to Epsilon Data Management; please see additional details in the Financial Highlights section.

(10)
The increase in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily related to increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	September 30, 2013	December 31, 2012

Common stock price (1)	$17.36	$18.05
Total shares outstanding	161,271	167,556
Equity market capitalization (1)	$2,799,660	$3,024,386
Total debt - principal amount outstanding	$1,824,525	$1,416,525
Total market capitalization (1)	$4,624,185	$4,440,911
Total debt / Total market capitalization	39.5%	31.9%
Total gross real estate assets	$4,905,913	$4,564,629
Total debt / Total gross real estate assets (2)	37.2%	31.0%
Total debt / Total gross assets (3)	32.5%	27.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of September 30, 2013
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$187,000	(2)	1.36%	46.7 months

Fixed Rate	1,637,525		4.34%	43.1 months

Total	$1,824,525		4.03%	43.5 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$837,000	2.69%	(3)	72.5 months

Secured	987,525	5.17%		18.9 months

Total	$1,824,525	4.03%		43.5 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2013	$—	$—		N/A	—%
2014	575,000	—		4.89%	31.5%
2015	105,000	—		5.29%	5.8%
2016	167,525	300,000		3.71%	25.6%
2017	140,000	187,000	(4)	3.24%	17.9%
2018 +	—	350,000		3.40%	19.2%

Total	$987,525	$837,000		4.03%	100%

(1)	All of Piedmont's outstanding debt as of September 30, 2013 was interest-only debt.
(2)
Amount represents the outstanding balance as of September 30, 2013, on the $500 million unsecured revolving credit facility. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company. This unsecured term loan, therefore, is reflected as fixed rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our $350 million unsecured senior notes and our $300 million unsecured term loan. As presented herein, the weighted average stated interest rate is calculated based upon the principal amounts outstanding; however, in our Form 10-Q filing for September 30, 2013, the comparable metric is calculated based upon the principal amounts outstanding net of the unamortized original issue discount for our unsecured senior notes. The difference in calculation methodology results in a different weighted average stated interest rate for unsecured debt between this document and our Form 10-Q filing.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Rate (1)		Maturity	Principal Amount Outstanding as of September 30, 2013

Secured
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%		5/1/2014	$200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%		5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%		6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
Subtotal / Weighted Average (4)		5.17%			$987,525

Unsecured
$500.0 Million Unsecured Facility (5)	N/A	1.36%	(6)	8/21/2017	$187,000
$350.0 Million Unsecured Senior Notes (7)	N/A	3.40%		6/1/2023	350,000
$300.0 Million Unsecured Term Loan	N/A	2.69%	(8)	11/22/2016	300,000
Subtotal / Weighted Average (4)		2.69%			$837,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		4.03%			$1,824,525
GAAP Accounting Adjustments (9)					(1,350)
Total Debt - GAAP Amount Outstanding / Weighted Average Effective Rate (10)		4.04%			$1,823,175

(1)	All of Piedmont’s outstanding debt as of September 30, 2013, was interest-only debt.
(2)
The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at September 30, 2013.
(5)
All of Piedmont’s outstanding debt as of September 30, 2013, was term debt with the exception of $187 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of September 30, 2013. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of September 30, 2013) over the selected rate based on Piedmont’s current credit rating.

(7)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs.

(8)
The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

(9)
The GAAP accounting adjustments relate to the original issue discount for the $350 million unsecured senior notes. The discount will be amortized to interest expense over the contractual term of the debt.

(10)
Weighted average effective rate reflects the higher effective rate under the $350 million unsecured senior notes as a result of the issuance of the notes at a discount, partially offset by the benefit received from the settlements of the forward starting interest rate swaps.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of September 30, 2013
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.33
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.15
Maximum Secured Indebtedness Ratio	0.40	0.18
Minimum Unencumbered Leverage Ratio	1.60	3.90
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	9.78

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	37.0%
Secured Debt to Total Assets	40% or less	20.1%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.56
Unencumbered Assets to Unsecured Debt	150% or greater	432%

	Three Months Ended	Nine Months Ended	Year Ended
Other Debt Coverage Ratios	September 30, 2013	September 30, 2013	December 31, 2012

Net debt to core EBITDA	5.6 x	5.8 x	4.5 x
Fixed charge coverage ratio (5)	4.2 x	4.3 x	4.7 x
Interest coverage ratio (6)	4.2 x	4.3 x	4.7 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, for additional information on the relevant calculations.
(5)
Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during the periods ended September 30, 2013 and December 31, 2012.

(6)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had no capitalized interest during the periods ended September 30, 2013 and December 31, 2012.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of September 30, 2013
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	8		(4)	$54,121	9.6	1,234	6.7
BP (5)	A / A2	1	2013		32,464	5.7	776	4.2
US Bancorp	A+ / A1	3	2014 / 2023 / 2024	(6)	28,397	5.0	973	5.3
State of New York	AA / Aa2	1	2019		20,574	3.6	481	2.6
Independence Blue Cross	No rating available	1	2033		17,526	3.1	801	4.4
GE	AA+ / Aa3	2	2027		15,070	2.7	453	2.5
Nestle	AA / Aa2	1	2015		15,007	2.7	392	2.1
Shaw	BBB+	1	2018		10,014	1.8	313	1.7
City of New York	AA / Aa2	1	2020		9,776	1.7	313	1.7
Nokia	B+ / B1	3	2013 / 2020 / 2021	(7)	9,008	1.6	353	1.9
Lockheed Martin	A- / Baa1	3	2014 / 2019 / 2020	(8)	9,008	1.6	283	1.6
KPMG	No rating available	2	2027		8,958	1.6	279	1.5
Gallagher	No rating available	1	2018		8,167	1.4	307	1.7
DDB Needham	BBB+ / Baa1	1	2018		7,629	1.3	213	1.2
Caterpillar Financial	A / A2	1	2022		7,461	1.3	312	1.7
Gemini	A / A2	1	2021		7,349	1.3	205	1.1
Harvard University	AAA / Aaa	2	2017		6,730	1.2	105	0.6
KeyBank	A- / A3	2	2016		6,433	1.1	210	1.2
Harcourt	BBB+	1	2016		6,406	1.1	195	1.1
Edelman	No rating available	1	2024		6,362	1.1	184	1.0
Raytheon	A- / A3	2	2019		6,290	1.1	440	2.4
Catamaran	BB / Ba2	1	2025		5,975	1.1	301	1.6
Jones Lang LaSalle	BBB- / Baa2	1	2017		5,936	1.1	165	0.9
First Data Corporation	B / B3	1	2020		5,894	1.0	195	1.1
Archon Group	A- / A3	2	2018		5,687	1.0	235	1.3
			Various		250,429	44.2	8,590	46.9

Total					$566,671	100.0	18,308	100.0

Tenant Diversification
September 30, 2013 as compared to December 31, 2012

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2013 to 2027.
(5)
The majority of the space is subleased to Aon Corporation. Approximately 96% of the space currently leased by BP has been re-leased under long-term leases for the period following the BP lease expiration.

(6)
US Bank's lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $9.3 million of Annualized Lease Revenue, expires in 2023. Of the space leased at US Bancorp Center, US Bancorp renewed on 395,000 square feet, representing $11.0 million of Annualized Lease Revenue, through 2024 and Piper Jaffray, a current subtenant, leased 124,000 square feet, representing $3.7 million of Annualized Lease Revenue, through 2025. Approximately 120,000 square feet and $4.3 million of Annualized Lease Revenue will expire in 2014.

(7)
There are three leases with Nokia. Nokia's lease at: A) 6021 Connection Drive, representing $4.5 million of Annualized Lease Revenue and 196,000 square feet, expires in 2013, B) 5 & 15 Wayside Road, representing $3.8 million and 129,000 square feet, expires in 2020, and C) Las Colinas Corporate Center II, representing $0.6 million and 27,000 square feet, expires in 2021.

(8)
There are three leases with Lockheed Martin. Lockheed Martin's lease at: A) 9221 Corporate Boulevard, representing $3.4 million of Annualized Lease Revenue and 115,000 square feet, expires in 2019, B) 9211 Corporate Boulevard, representing $3.3 million of Annualized Lease Revenue and 115,000 square feet, expires in 2014, and C) 400 Virginia Avenue, representing $2.3 million of Annualized Lease Revenue and 52,000 square feet, expires in 2020.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of September 30, 2013

Tenant Credit Rating (1)

	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$60,873	10.7
AA / Aa	80,802	14.3
A / A	138,615	24.5
BBB / Baa	57,512	10.1
BB / Ba	19,747	3.5
B / B	31,760	5.6
Below	—	0.0
Not rated (2)	177,362	31.3
Total	$566,671	100.0

Lease Distribution

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	203	34.1	$21,082	3.7	174	1.0
2,501 - 10,000	162	27.2	29,073	5.1	887	4.8
10,001 - 20,000	67	11.2	29,068	5.1	971	5.3
20,001 - 40,000	67	11.2	59,019	10.4	1,927	10.5
40,001 - 100,000	45	7.6	78,020	13.8	2,593	14.2
Greater than 100,000	52	8.7	350,409	61.9	11,756	64.2
Total	596	100.0	$566,671	100.0	18,308	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading "Same Store Stabilized Analysis".

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of June 30, 20xx	17,878	20,704	86.4%	17,418	20,482	85.0%
New leases	1,342			806
Expired leases	(1,248)			(400)
Other	—	56		6	6
Subtotal	17,972	20,760	86.6%	17,830	20,488	87.0%
Acquisitions during period	336	346		—	—
Dispositions during period	—	—		—	—
As of September 30, 20xx (2) (3)	18,308	21,106	86.7%	17,830	20,488	87.0%

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,935	20,500	87.5%	18,124	20,942	86.5%
New leases	2,526			1,790
Expired leases	(2,775)			(1,623)
Other	3	53		9	16
Subtotal	17,689	20,553	86.1%	18,300	20,958	87.3%
Acquisitions during period	914	940		—	—
Dispositions during period	(295)	(387)		(470)	(470)
As of September 30, 20xx (2) (3)	18,308	21,106	86.7%	17,830	20,488	87.0%

Stabilized Portfolio Analysis
Less value-add properties (4)	(877)	(1,637)	53.6%	(665)	(1,433)	46.4%
Stabilized Total (2) (3)	17,431	19,469	89.5%	17,165	19,055	90.1%

Same Store Analysis
Less acquisitions / dispositions after September 30, 2012 (4) (5)	(865)	(940)	92.0%	(293)	(387)	75.7%
Same Store Total (2) (3) (6)	17,443	20,166	86.5%	17,537	20,101	87.2%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(676)	(1,436)	47.1%	(665)	(1,433)	46.4%
Same Store Stabilized Total (2) (3)	16,767	18,730	89.5%	16,872	18,668	90.4%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
End of period leased square footage for 2012 and 2013 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of September 30, 2013, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of July 31, 2014.

(4)	For additional information on acquisitions and dispositions completed during the last year and value-add properties, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6)
Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 462,000 square feet for the current period and 706,000 square feet for the prior period, Piedmont's same store commenced leased percentage was 84.2% and 83.7% for the current and prior periods, respectively.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	September 30, 2013
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,309	86.3%	6.2%	2.9%	17.3%
Leases executed for spaces excluded from analysis (5)	208	13.7%

	Nine Months Ended
	September 30, 2013
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	2,118	77.7%	10.0%	(3.3)%	8.4%
Leases executed for spaces excluded from analysis (5)	608	22.3%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)	For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.
(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of September 30, 2013
(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)
Vacant	$—	—	2,798	13.3	$—	—	N/A
2013 (2)	36,853	6.5	699	3.3	19,818	3.5	53.8
2014	28,373	5.0	772	3.7	3,596	0.7	12.7
2015	37,811	6.7	1,184	5.6	177	—	0.5
2016	31,359	5.5	1,113	5.3	1,448	0.3	4.6
2017	54,662	9.6	1,366	6.5	1,808	0.3	3.3
2018	52,617	9.3	1,841	8.7	—	—	—
2019	58,198	10.3	2,173	10.3	20,574	3.6	35.4
2020	35,223	6.2	1,282	6.1	9,776	1.7	27.8
2021	19,440	3.5	639	3.0	—	—	—
2022	23,481	4.2	785	3.7	—	—	—
2023	24,888	4.4	939	4.4	—	—	—
2024	47,199	8.3	1,710	8.1	—	—	—
2025	14,969	2.6	638	3.0	—	—	—
2026	12,140	2.1	496	2.4	—	—	—
Thereafter	89,458	15.8	2,671	12.6	27,626	4.9	30.9
Total / Weighted Average	$566,671	100.0	21,106	100.0	$84,823	15.0

Average Lease Term Remaining
9/30/2013	7.3 years
12/31/2012	6.9 years

(1)
Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 6,328 square feet and Annualized Lease Revenue of $1,002,555, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of September 30, 2013 aggregating 3,476 square feet and Annualized Lease Revenue of $176,742, as well as the National Park Service lease, which is comprised of 219,750 square feet and $10.4 million in Annualized Lease Revenue, or 1.8% of the Company's total Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of September 30, 2013
(in thousands)

	Q4 2013 (1)		Q1 2014		Q2 2014		Q3 2014
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$—	12	$260	—	$57	—	$—
Austin	—	—	—	—	—	—	—	—
Boston	—	—	—	—	—	—	—	—
Central & South Florida	8	228	—	—	—	—	—	—
Chicago	68	2,408	—	3	26	732	—	—
Dallas	—	1	—	2	11	302	2	4
Detroit	—	—	1	3	2	24	4	110
Houston	—	—	—	—	—	—	—	—
Los Angeles	3	150	—	—	—	840	—	—
Minneapolis	3	172	—	1	122	4,260	—	11
Nashville	—	—	—	—	—	—	—	—
New York	27	1,397	37	1,217	21	1,018	—	26
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C. (3)	584	25,941	156	5,745	58	3,457	193	4,428
Other	6	118	8	150	3	41	—	—
Total / Weighted Average (4)	699	$30,415	214	$7,381	243	$10,731	199	$4,579

(1)	Includes leases with an expiration date of September 30, 2013 aggregating 3,476 square feet and expiring lease revenue of $113,768. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Approximately 220,000 square feet and $10.4 million of expiring lease revenue in the fourth quarter of 2013 is related to the lease with the National Park Service, which is currently in holdover status.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of September 30, 2013
(in thousands)

	12/31/2013 (1)		12/31/2014		12/31/2015		12/31/2016		12/31/2017
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$—	14	$376	29	$535	18	$362	37	$907
Austin	—	—	—	—	—	—	196	6,412	—	—
Boston	—	—	—	48	128	2,650	3	190	106	6,023
Central & South Florida	8	228	—	3	30	708	71	1,804	141	3,406
Chicago	68	2,408	40	1,882	188	5,308	79	2,440	296	15,898
Dallas	—	1	13	309	26	629	20	485	198	4,830
Detroit	—	—	8	167	61	392	31	711	78	1,529
Houston	—	—	—	—	—	—	—	—	—	2
Los Angeles	3	150	5	1,062	435	16,415	92	2,802	43	1,526
Minneapolis	3	172	153	5,125	107	3,888	33	1,070	41	1,315
Nashville	—	—	—	—	—	—	202	2,579	—	—
New York	27	1,397	96	4,123	68	2,499	282	9,084	69	2,193
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—	—	—
Washington, D.C. (3)	584	25,941	433	15,028	102	4,569	73	3,124	343	16,804
Other	6	118	10	191	10	208	13	296	14	333
Total / Weighted Average (4)	699	$30,415	772	$28,314	1,184	$37,801	1,113	$31,359	1,366	$54,766

(1)	Includes leases with an expiration date of September 30, 2013 aggregating 3,476 square feet and expiring lease revenue of $113,768. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Approximately 220,000 square feet and $10.4 million of expiring lease revenue in 2013 is related to the lease with the National Park Service, which is currently in holdover status.
(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended September 30, 2013
Unaudited (in thousands)

	For the Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Non-incremental
Building / construction / development	$1,465	$2,056	$930	$1,994	$5,257
Tenant improvements	11,854	11,292	13,744	20,944	17,347
Leasing costs	8,386	5,019	5,246	289	15,979
Total non-incremental	21,705	18,367	19,920	23,227	38,583
Incremental
Building / construction / development	4,826	8,291	6,712	5,680	7,338
Tenant improvements	9,780	29,262	14,068	5,731	5,904
Leasing costs	2,043	1,119	1,642	3,315	8,768
Total incremental	16,649	38,672	22,422	14,726	22,010
Total capital expenditures	$38,354	$57,039	$42,342	$37,953	$60,593

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of June 30, 2013		$99,453
New non-incremental tenant improvement commitments related to leases executed during period		32,288
Non-incremental tenant improvement expenditures	(11,854)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(26,217)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(38,071)
Total as of September 30, 2013		$93,670

NOTE:	The information presented on this page is for all consolidated assets, inclusive of our industrial properties.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $46.6 million, or 50% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2013	For the Year Ended
			2012	2011	2010
Renewal Leases
Number of leases	15	46	45	48	37
Square feet	1,029,040	1,871,123	1,150,934	2,280,329	1,241,481
Tenant improvements per square foot (1)	$18.94	$15.38	$19.12	$33.29	$14.40
Leasing commissions per square foot	$2.84	$4.11	$6.64	$9.97	$8.40
Total per square foot	$21.78	$19.49	$25.76	$43.26	$22.80
Tenant improvements per square foot per year of lease term	$1.97	$1.88	$2.90	$3.93	$1.74
Leasing commissions per square foot per year of lease term	$0.30	$0.50	$1.01	$1.18	$1.02
Total per square foot per year of lease term (2)	$2.27	$2.38	$3.91	$5.11	$2.76
New Leases (3)
Number of leases	23	60	92	76	56
Square feet	484,857	826,285	1,765,510	1,588,271	866,212
Tenant improvements per square foot (1)	$41.34	$37.91	$47.64	$41.21	$32.65
Leasing commissions per square foot	$15.46	$13.78	$18.49	$15.38	$11.28
Total per square foot	$56.80	$51.69	$66.13	$56.59	$43.93
Tenant improvements per square foot per year of lease term	$4.17	$4.15	$4.30	$4.19	$4.16
Leasing commissions per square foot per year of lease term	$1.56	$1.51	$1.67	$1.57	$1.44
Total per square foot per year of lease term	$5.73	$5.66	$5.97	$5.76	$5.60
Total
Number of leases	38	106	137	124	93
Square feet	1,513,897	2,697,408	2,916,444	3,868,600	2,107,693
Tenant improvements per square foot (1)	$26.12	$22.28	$36.39	$36.54	$21.90
Leasing commissions per square foot	$6.88	$7.08	$13.81	$12.19	$9.59
Total per square foot	$33.00	$29.36	$50.20	$48.73	$31.49
Tenant improvements per square foot per year of lease term	$2.69	$2.63	$3.91	$4.05	$2.70
Leasing commissions per square foot per year of lease term	$0.71	$0.84	$1.48	$1.35	$1.18
Total per square foot per year of lease term	$3.40	$3.47	$5.39	$5.40	$3.88

NOTE: This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.

(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(2)
During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80. During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(3)
Since 2010, Piedmont has selectively employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because the value-add properties have large vacancies, many of which have not previously been leased (first generation spaces), the leasing of those vacancies negatively affects Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of September 30, 2013
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$129,219	22.8	4,781	22.7	3,735	78.1
Washington, D.C.	15	116,593	20.6	3,381	16.0	2,737	81.0
New York	6	80,789	14.3	2,432	11.5	2,381	97.9
Minneapolis	4	44,837	7.9	1,613	7.6	1,473	91.3
Boston	7	32,467	5.7	1,294	6.1	1,235	95.4
Los Angeles	4	31,479	5.5	1,001	4.8	932	93.1
Dallas	7	27,849	4.9	1,279	6.1	1,257	98.3
Detroit	5	18,621	3.3	1,008	4.8	843	83.6
Philadelphia	1	17,526	3.1	801	3.8	801	100.0
Atlanta	6	17,148	3.0	1,063	5.0	696	65.5
Nashville	2	10,040	1.8	513	2.4	513	100.0
Houston	1	10,034	1.8	313	1.5	313	100.0
Phoenix	4	8,994	1.6	564	2.7	477	84.6
Central & South Florida	4	8,551	1.5	476	2.3	364	76.5
Austin	1	6,411	1.1	195	0.9	195	100.0
Other	4	6,113	1.1	392	1.8	356	90.8

Total / Weighted Average	77	$566,671	100.0	21,106	100.0	18,308	86.7

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of September 30, 2013
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	18.6	3,655	17.3	4	4.2	1,126	5.4	6	22.8	4,781	22.7
Washington, D.C.	DC, VA, MD	10	18.3	2,900	13.7	5	2.3	481	2.3	15	20.6	3,381	16.0
New York	NY, NJ	1	7.3	1,027	4.9	5	7.0	1,405	6.6	6	14.3	2,432	11.5
Minneapolis	MN	1	5.0	928	4.4	3	2.9	685	3.2	4	7.9	1,613	7.6
Boston	MA	2	2.1	173	0.8	5	3.6	1,121	5.3	7	5.7	1,294	6.1
Los Angeles	CA	3	4.9	867	4.2	1	0.6	134	0.6	4	5.5	1,001	4.8
Dallas	TX	—	—	—	—	7	4.9	1,279	6.1	7	4.9	1,279	6.1
Detroit	MI	1	1.7	493	2.4	4	1.6	515	2.4	5	3.3	1,008	4.8
Philadelphia	PA	1	3.1	801	3.8	—	—	—	—	1	3.1	801	3.8
Atlanta	GA	2	1.9	578	2.7	4	1.1	485	2.3	6	3.0	1,063	5.0
Nashville	TN	1	1.3	312	1.4	1	0.5	201	1.0	2	1.8	513	2.4
Houston	TX	—	—	—	—	1	1.8	313	1.5	1	1.8	313	1.5
Phoenix	AZ	—	—	—	—	4	1.6	564	2.7	4	1.6	564	2.7
Central & South Florida	FL	—	—	—	—	4	1.5	476	2.3	4	1.5	476	2.3
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Other		—	—	—	—	4	1.1	392	1.8	4	1.1	392	1.8

Total / Weighted Average		24	64.2	11,734	55.6	53	35.8	9,372	44.4	77	100.0	21,106	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of September 30, 2013
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	1.1	$84,823	15.0	2,037	11.1
Depository Institutions	17	3.7	53,493	9.4	1,842	10.1
Business Services	71	15.3	51,023	9.0	1,910	10.4
Engineering, Accounting, Research, Management & Related Services	39	8.4	42,409	7.5	1,214	6.6
Insurance Carriers	25	5.4	32,993	5.8	1,351	7.4
Petroleum Refining & Related Industries	1	0.2	32,464	5.7	776	4.2
Nondepository Credit Institutions	15	3.2	32,309	5.7	1,132	6.2
Security & Commodity Brokers, Dealers, Exchanges & Services	30	6.5	17,813	3.1	647	3.5
Communications	27	5.8	16,542	2.9	537	2.9
Electronic & Other Electrical Equipment & Components, Except Computer	9	2.0	16,233	2.9	615	3.4
Insurance Agents, Brokers & Services	8	1.7	15,948	2.8	684	3.7
Educational Services	9	2.0	15,558	2.8	406	2.2
Food & Kindred Products	3	0.6	15,229	2.7	399	2.2
Transportation Equipment	5	1.1	14,852	2.6	595	3.3
Automotive Repair, Services & Parking	6	1.3	14,632	2.6	49	0.3
Other	193	41.7	110,350	19.5	4,114	22.5
Total	463	100.0	$566,671	100.0	18,308	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of September 30, 2013
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Gavitello Land		Atlanta, GA	6/28/2012	100	N/A	$2,500	N/A	N/A
Glenridge Highlands III Land		Atlanta, GA	10/15/2012	100	N/A	1,725	N/A	N/A
Arlington Gateway	(1)	Arlington, VA	3/4/2013	100	2005	175,552	334	99
5 & 15 Wayside Road		Burlington, MA	3/22/2013	100	1999 / 2001	69,321	271	95
Royal Lane Land		Irving, TX	8/1/2013	100	N/A	2,600	N/A	N/A
5301 Maryland Way	(2)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100
4685 Investment Drive	(2)	Troy, MI	8/12/2013	100	2000	10,000	77	100
2020 West 89th Street	(2)	Leawood, KS	8/12/2013	100	1992	4,250	68	85

						$284,448	951	97

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
26200 Enterprise Way	Lake Forest, CA	5/31/2012	100	2000	$28,250	145	100
110 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	16,058	474	100
112 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	9,842	313	100
1111 Durham Avenue	South Plainfield, NJ	3/28/2013	100	1975	4,000	237	—
1200 Enclave Parkway	Houston, TX	5/1/2013	100	1999	48,750	150	100

					$106,900	1,319	82

(1)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

(2)
Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price. The additional capital invested across the three assets included in the buyout transaction amounted to $14.7 million.

Piedmont Office Realty Trust, Inc.
Value-Add Activity
As of September 30, 2013
($ and square footage in thousands)

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
Suwanee Gateway One		Suwanee, GA	9/28/2010	100	2008	$7,875	142	—	—	$7,953	$40 - 60
500 West Monroe Street	(1)	Chicago, IL	3/31/2011	100	1991	227,500	966	60	49	226,041	$60 - 90
The Medici	(2)	Atlanta, GA	6/7/2011	100	2008	13,210	152	27	12	13,939	$35 - 60
400 TownPark		Lake Mary, FL	11/10/2011	100	2008	23,865	176	34	19	23,705	$35 - 50
5301 Maryland Way	(3)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100	100	15,457	$50 - 75
						$290,950	1,637	54	44	$287,095

(1)
The investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. The percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

(2)	The percent leased at acquisition reflects the space leased by BV Card Assets as vacant, as the tenant had already announced plans to vacate prior to Piedmont's acquisition of the property.
(3)
While the property was 100% leased at acquisition, it is anticipated that the single-tenant building will become vacant at the end of the current lease term and the building will have to be re-leased on a multi-tenant basis. For this reason, the building was acquired as a value-add property. Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price.

Piedmont Office Realty Trust, Inc.
Other Investments
As of September 30, 2013
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$7,471	$10,392	148.2	74
Two Park Center	Hoffman Estates, IL	72	1999	10,750	14,954	193.7	39
				$18,221	$25,346	341.9	54

Land Parcels

Property	Location	Acres	Approximate Current Value
Gavitello	Atlanta, GA	2.0	$2,500
Glenridge Highlands III	Atlanta, GA	3.0	1,725
Enclave Parkway	Houston, TX	4.7	2,600
State Highway 161	Irving, TX	4.5	1,200
Royal Lane	Irving, TX	10.6	2,600
		24.8	$10,625

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 42.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Paul E. Adornato, CFA	Michael Knott, CFA	Vance H. Edelson
BMO Capital Markets	Jed Reagan	Morgan Stanley
3 Times Square, 26th Floor	Green Street Advisors	1585 Broadway, 38th Floor
New York, NY 10036	660 Newport Center Drive, Suite 800	New York, NY 10036
Phone: (212) 885-4170	Newport Beach, CA 92660	Phone: (212) 761-0078
Phone: (949) 640-8780

Brendan Maiorana	John W. Guinee, III	Michael J. Salinsky
Wells Fargo	Erin Aslakson	RBC Capital Markets
7 St. Paul Street	Stifel, Nicolaus & Company	Arbor Court
MAC R1230-011	One South Street	30575 Bainbridge Road, Suite 250
Baltimore, MD 21202	16th Floor	Solon, OH 44139
Phone: (443) 263-6516	Baltimore, MD 21202	Phone: (440) 715-2648
Phone: (443) 224-1307

Anthony Paolone, CFA	David Rodgers, CFA
JP Morgan	Robert W. Baird & Co.
383 Madison Avenue	200 Public Square
34th Floor	Suite 1650
New York, NY 10179	Cleveland, OH 44139
Phone: (212) 622-6682	Phone: (216) 737-7341

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

Net income attributable to Piedmont	$19,096	$35,358	$14,651	$14,438	$10,831	$69,105	$78,766
Depreciation	31,050	30,969	29,886	29,735	28,763	91,905	84,605
Amortization	13,939	11,350	9,220	10,666	15,366	34,509	39,744
Impairment loss	—	—	6,402	—	—	6,402	—
Loss / (gain) on sale of properties	—	(16,258)	—	6	254	(16,258)	(27,583)
Loss / (gain) on consolidation	898	—	—	—	—	898	—
Funds from operations	64,983	61,419	60,159	54,845	55,214	186,561	175,532
Adjustments:
Acquisition costs	60	70	1,244	53	7	1,374	88
Litigation settlement expense / (recovery)	—	(1,250)	—	—	7,500	(1,250)	7,500
Net casualty loss / (recoveries)	(3,919)	(2,320)	161	5,170	—	(6,078)	—
Core funds from operations	61,124	57,919	61,564	60,068	62,721	180,607	183,120
Adjustments:
Deferred financing cost amortization	674	643	594	592	663	1,911	2,056
Amortization of discount on senior notes and swap settlements	13	7	—	—	—	20	—
Depreciation of non real estate assets	97	105	98	104	196	300	397
Straight-line effects of lease revenue	(5,076)	(5,547)	(4,032)	(5,917)	(4,193)	(14,655)	(11,236)
Stock-based and other non-cash compensation expense	719	176	594	754	869	1,489	1,492
Amortization of lease-related intangibles	(1,757)	(1,245)	(1,065)	(1,046)	(1,315)	(4,067)	(4,631)
Acquisition costs	(60)	(70)	(1,244)	(53)	(7)	(1,374)	(88)
Non-incremental capital expenditures	(21,705)	(18,367)	(19,920)	(23,227)	(38,583)	(59,992)	(64,430)
Adjusted funds from operations	$34,029	$33,621	$36,589	$31,275	$20,351	$104,239	$106,680

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

Net income attributable to Piedmont	$19,096	$35,358	$14,651	$14,438	$10,831	69,105	78,766
Net income attributable to noncontrolling interest	4	4	4	4	4	12	12
Interest expense	19,331	18,228	16,373	16,296	16,247	53,932	48,727
Depreciation	31,147	31,074	29,984	29,839	28,959	92,204	85,002
Amortization	13,939	11,350	9,220	10,666	15,366	34,509	39,744
Acquisition costs	60	70	1,244	53	7	1,374	88
Impairment loss	—	—	6,402	—	—	6,402	—
Litigation settlement expense / (recovery)	—	(1,250)	—	—	7,500	(1,250)	7,500
Net casualty loss / (recoveries)	(3,919)	(2,320)	161	5,170	—	(6,078)	—
Loss / (gain) on sale of properties	—	(16,258)	—	6	254	(16,258)	(27,583)
Loss / (gain) on consolidation	898	—	—	—	—	898	—
Core EBITDA	80,556	76,256	78,039	76,472	79,168	234,850	232,256
General & administrative expenses	5,921	6,410	4,609	5,179	5,576	16,940	15,761
Management fee revenue	(890)	(513)	(631)	(599)	(520)	(2,034)	(1,720)
Interest and other income	550	(12)	21	(121)	(390)	561	(873)
Straight-line effects of lease revenue	(5,076)	(5,547)	(4,032)	(5,917)	(4,193)	(14,655)	(11,236)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,757)	(1,245)	(1,065)	(1,046)	(1,315)	(4,067)	(4,631)
Property net operating income - cash basis	79,304	75,349	76,941	73,968	78,326	231,595	229,557
Net operating income from:
Acquisitions	(6,155)	(3,680)	(836)	17	7	(10,672)	7
Dispositions	2	(107)	57	11	(319)	(49)	(2,487)
Unconsolidated joint ventures	(376)	(597)	(744)	(576)	(735)	(1,717)	(1,923)
Same store net operating income - cash basis	$72,775	$70,965	$75,418	$73,420	$77,279	$219,157	$225,154

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

Equity in income of unconsolidated joint ventures	$46	$163	$395	$185	$323	$604	$739

Interest expense	—	—	—	—	—	—	—

Depreciation	220	309	300	290	306	829	902

Amortization	40	45	41	34	41	125	123

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	—

Core EBITDA	306	517	736	509	670	1,558	1,764

General and administrative expenses	79	120	60	45	31	260	84

Interest and other income	—	—	—	—	—	—	(21)

Property net operating income (accrual basis)	385	637	796	554	701	1,818	1,827

Straight-line effects of lease revenue	(9)	(40)	(52)	22	34	(101)	96

Net effect of amortization of above/(below) market in-place lease intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$376	$597	$744	$576	$735	$1,717	$1,923

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Revenues:
Rental income	$516	$750	$1,427	$3,085	$2,388	$2,693	$8,403
Tenant reimbursements	91	221	338	154	410	650	1,298
Other rental income	—	—	—	—	—	—	—
	607	971	1,765	3,239	2,798	3,343	9,701
Expenses:
Property operating costs	316	285	847	973	1,262	1,448	3,834
Depreciation	141	141	405	587	732	687	2,379
Amortization	21	21	96	126	159	138	527
General and administrative	—	2	—	(2)	38	2	47
	478	449	1,348	1,684	2,191	2,275	6,787
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Interest and other income / (expense)	(1)	13	12	—	—	24	—
Net casualty recoveries / (loss)	—	17	—	—	—	17	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	(1)	30	12	—	—	41	—

Operating income, excluding impairment loss and gain on sale	128	552	429	1,555	607	1,109	2,914

Impairment loss	—	—	(6,402)	—	—	(6,402)	—
Gain / (loss) on sale of properties	—	16,258	—	(6)	(254)	16,258	27,583

Income from discontinued operations	$128	$16,810	$(5,973)	$1,549	$353	$10,965	$30,497

Piedmont Office Realty Trust, Inc.
Property Detail
As of September 30, 2013
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	85.1%	78.2%	78.2%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	104	77.9%	56.7%	56.7%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	83.6%	82.4%	70.2%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	0.0%	0.0%	0.0%
The Dupree	Atlanta	GA	100.0%	1997	138	95.7%	82.6%	79.0%
The Medici	Atlanta	GA	100.0%	2008	152	27.0%	27.0%	17.8%
Metropolitan Area Subtotal / Weighted Average					1,063	65.5%	60.6%	53.9%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	95.4%	95.4%	95.4%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%	94.7%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	83.0%	83.0%	83.0%
Metropolitan Area Subtotal / Weighted Average					1,294	95.4%	95.4%	95.4%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	100.0%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	83.1%	0.0%
Aon Center	Chicago	IL	100.0%	1972	2,689	80.6%	78.8%	75.8%
Two Pierce Place	Itasca	IL	100.0%	1991	486	82.7%	82.7%	80.9%
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	72.4%	69.7%	59.2%
500 West Monroe Street	Chicago	IL	100.0%	1991	966	58.9%	50.7%	12.2%
Metropolitan Area Subtotal / Weighted Average					4,781	78.1%	74.4%	59.1%
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	83	69.9%	0.0%	0.0%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	95.3%	95.3%
Metropolitan Area Subtotal / Weighted Average					168	82.7%	48.2%	48.2%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	100.0%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	95.3%	84.1%
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	97.5%	97.5%	97.5%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	227	92.1%	68.7%	67.4%
Metropolitan Area Subtotal / Weighted Average					1,279	98.3%	93.3%	91.0%
Denver
350 Spectrum Loop	Colorado Springs	CO	100.0%	2001	156	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					156	100.0%	100.0%	100.0%
Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	108	87.0%	83.3%	65.7%
150 West Jefferson	Detroit	MI	100.0%	1989	493	69.4%	69.4%	65.9%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
4685 Investment Drive	Troy	MI	100.0%	2000	77	100.0%	100.0%	7.8%
Metropolitan Area Subtotal / Weighted Average					1,008	83.6%	83.2%	72.6%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	98.7%	98.7%	84.2%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	37.5%	34.1%	34.1%
Metropolitan Area Subtotal / Weighted Average					476	76.5%	75.2%	70.6%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Kansas City
2020 West 89th Street	Leawood	KS	100.0%	1992	68	89.7%	89.7%	89.7%
Metropolitan Area Subtotal / Weighted Average					68	89.7%	89.7%	89.7%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	518	90.3%	80.3%	80.3%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	98.3%	98.3%	46.6%
Fairway Center II	Brea	CA	100.0%	2002	134	97.8%	97.8%	97.8%
1901 Main Street	Irvine	CA	100.0%	2001	173	92.5%	78.6%	52.6%
Metropolitan Area Subtotal / Weighted Average					1,001	93.1%	85.5%	71.9%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	73.1%	73.1%	64.8%
US Bancorp Center	Minneapolis	MN	100.0%	2000	928	95.4%	93.6%	93.1%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	91.5%	91.5%	91.5%
Metropolitan Area Subtotal / Weighted Average					1,613	91.3%	90.3%	88.5%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	88.3%	88.3%	50.8%
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	94.4%	94.4%	91.0%
60 Broad Street	New York	NY	100.0%	1962	1,027	100.0%	100.0%	100.0%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	298	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					2,432	97.9%	97.9%	92.8%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	100.0%
8700 South Price Road	Tempe	AZ	100.0%	2000	132	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%	2003	150	42.0%	42.0%	42.0%
Metropolitan Area Subtotal / Weighted Average					564	84.6%	84.6%	84.6%
Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%	1985	101	100.0%	100.0%	100.0%
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	100.0%	100.0%	100.0%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	86.2%	86.2%	86.2%
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987	250	98.4%	98.4%	98.4%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	87.1%	87.1%	87.1%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	91.8%	91.8%	91.8%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	0.3%	0.3%	0.3%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	100.0%	100.0%	100.0%
11109 Sunset Hills Road	Reston	VA	100.0%	1984	41	0.0%	0.0%	0.0%
Two Independence Square	Washington	DC	100.0%	1991	561	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	54.7%	51.6%	50.7%
Arlington Gateway (3)	Arlington	VA	100.0%	2005	323	93.2%	93.2%	93.2%
Metropolitan Area Subtotal / Weighted Average					3,381	81.0%	80.7%	80.7%

Grand Total					21,106	86.7%	84.5%	78.6%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; we have significant indebtedness and may not be able to meet our debt service obligations; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.